Exhibit 5.1
July 10, 2009
KB Financial Group Inc.
9-1 Namdeamunro 2-ga,
Jung-gu, Seoul, Korea
Dear Sirs and Mesdames:
     We have acted as special Korean counsel for KB Financial Group Inc. (the “Company”) in connection with the preparation and filing with the United States Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), of the Company’s registration statement on Form F-3 (the “Registration Statement”) relating to the issuance by the Company of (i) shares of common stock, par value KRW5,000 per share (the “Shares”) and (ii) warrants to purchase the Shares (the “Warrants”).
     For the purposes of this opinion, we have examined the following:
1.	certified copies of the commercial registry extracts for the Company issued on July 9, 2009 (the “Commercial Registries Extracts”);
2.	the minutes of the meeting of the board of directors of the Company held on July 10, 2009 (the “BOD Meeting”); and
3.	the Articles of Incorporation of the Company last amended on March 27, 2009.
     In giving this opinion, we have assumed:
(a)	the genuineness of all signatures, seals and stamps;
(b)	that all documents submitted to us as originals are authentic, true, complete and up-to-date and that all documents submitted to us in draft form or as copies whether certified, photostatic or faxed, conform to the originals;
(c)	that the statements in the official records, certificates and any other documents issued by any Korean court or governmental or regulatory agency or body are true and correct; and

(d)	that the resolution of the board of directors of the Company passed at the meeting referred to above has been duly adopted at a properly constituted meeting and that such resolution has not been amended or rescinded.
     As to any other matters of fact material to the opinions expressed herein, we have relied upon certificates or statements of officers and other representatives of the Company.
     Based upon and subject to the foregoing and the further qualifications set forth below, we are of the opinion that, (i) when the Shares have been duly executed and delivered by the Company, as contemplated in the Registration Statement, such Shares will be validly issued, fully paid and non-assessable and (ii) when the Warrants are issued as contemplated in the Registration Statement, such Warrants will be validly issued and will constitute binding obligations of the Company.
     This opinion is confined to and given on the basis of the laws of Korea, and we express no opinion in respect of those matters governed by or construed in accordance with the laws of any jurisdiction other than Korea. We have assumed that there is nothing in the laws of any other jurisdiction that affects this opinion.
     This opinion is limited to the matters addressed herein and is not to be read as an opinion with respect to any other matter.
     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the heading “Legal Matters” in the prospectus constituting a part of the Registration Statement, without thereby admitting that we are “experts” under the Securities Act or the rules and regulations of the Commission thereunder for the purpose of any part of the Registration Statement, including the exhibit as which this opinion is filed.

Very truly yours,

/s/ Shin & Kim

Shin & Kim

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